September 5, 2020




U. S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

	I hereby authorize Steven A. Thomas, Esquire,
Clinton R. Black, V, Esquire, and/or Paul A. Snyder, Esquire to sign and file a form 3 and form 4's and form 5's with the U.S.
Securities and Exchange Commission on my behalf. This authorization shall be in effect until December 31, 2020.

				Very truly yours,

				/s/ Steven S. Rosenberg

				Steven S. Rosenberg